SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 27, 2010 (April 26, 2010)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7575 West Jefferson Boulevard, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 26, 2010, Steel Dynamics, Inc. (the “Company”), PNC Bank, National Association, successor to National City Bank (“PNC Bank”) and Wells Fargo Bank, National Association as co-administrative agents, PNC Bank as paying agent, and PNC Bank and Banc of America Securities LLC as joint lead arrangers, entered into Amendment No. 5 (the “Amendment”) to the Amended and Restated Credit Agreement among the Company and various lenders, dated as of June 19, 2007 (as amended, modified and supplemented to date, the “Credit Agreement”).

Pursuant to the terms of the Amendment, Deutsche Bank AG New York Branch (“Deutsche Bank”) has joined the Credit Agreement as an additional revolving lender.  Under terms of the Credit Agreement that allow for an increase in the amount of the Company’s revolving credit commitment upon the satisfaction of certain conditions, Deutsche Bank has provided an additional commitment of $50,000,000, which increases the total revolving credit facility commitment from $874,000,000 to $924,000,000.

The above description of the Amendment is a summary only and is qualified in its entirety by reference to the Amendment which is attached as Exhibit 10.3d to this Current Report on Form 8-K.

Item 9.01                                             Financial Statements and Exhibits

(d)  The following exhibit is included with this report:

Exhibit No.	Exhibit Description

10.3d	Amendment No. 5 to the Amended and Restated Credit Agreement dated April 26, 2010, relating to the Credit Agreement described in Exhibit 10.3, filed June 21, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/ Theresa E. Wagler

Date: April 27, 2010	By:	Theresa E. Wagler
	Title:	Executive Vice President